Exhibit 4(i)
                 =============================================



                       VIRGINIA ELECTRIC AND POWER COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK,

                                    Trustee.



                                   ----------


                        _________ Supplemental Indenture

                             Dated ___________, 19__



                                    ---------


                                    $--------


          First and Refunding Mortgage Bonds of 19__, Series__, ____%,
                               due _______________


                  ============================================


                 A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY.



                                                TABLE OF CONTENTS*
                                                                                                               Page
                                                                                                               ----
Parties............................................................................................................
Addresses..........................................................................................................
Recitals...........................................................................................................
Consideration Clause...............................................................................................
Granting Clause....................................................................................................
Exception Clause...................................................................................................
Habendum Clause....................................................................................................
Grant in Trust.....................................................................................................

                                                    ARTICLE 1.
                                             BONDS OF 19__, SERIES __.

(S)1.01.          Establishment, form and terms....................................................................
(S)1.02.          Registration, transfer and exchange..............................................................
(S)1.03.          Procedure for payment of interest................................................................
[(S)1.04.         Redemption......................................................................................]
[(S)1.05.         Special Provisions for certain Institutional Investors..........................................]
[(S)1.06.         Funds deposited for maturity [or redemption] to be immediately available........................]

                                                    [ARTICLE 2.
                                      PROVISIONS SUPPLEMENTING THE MORTGAGE.

(S)2.01.          ___________________________.....................................................................]

                                                    [ARTICLE 3.
                                       ADDITIONAL COVENANTS OF THE COMPANY.

(S)3.01.          ___________________________.....................................................................]

                                                   ARTICLE [4.]
                                             MISCELLANEOUS PROVISIONS.

(S)[4].01.        References to Original Indenture or previous Supplemental Indentures.............................
(S)[4].02.        The Trustee......................................................................................
(S)[4].03.        Original Indenture and Supplemental Indentures to be read together...............................
(S)[4].04.        Date of execution................................................................................
(S)[4].05.        Execution in counterparts
Testimonium........................................................................................................
Signatures and Seals...............................................................................................
Acknowledgments....................................................................................................
--------
*This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

_______________ SUPPLEMENTAL INDENTURE dated the ____ day of _____, 19__, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation and a transmitting utility (as such term is defined in Section 46-9-105(n) of the West Virginia Code), One James River Plaza, Richmond, Virginia (the Company), party of the first part, and THE CHASE MANHATTAN BANK, a national banking association, One Chase Manhattan Plaza, New York, New York (the Trustee), party of the second part.

         The Company has heretofore made its Indenture of Mortgage dated November 1, 1935 (the Original Indenture) to The Chase National Bank of the City of New York, predecessor Trustee, and various supplemental indentures supplementing and/or modifying the Original Indenture as follows:

                    Title                                                                        Dated
                    -----                                                                        -----
           First Supplemental Indenture............................................... September 1, 1938
           Second   "      "           ............................................... February 9, 1940
           Third           "           "       ....................................... March 1, 1941
           Fourth   "      "           ............................................... April 1, 1944
           Fifth           "           "       ....................................... March 1, 1945
           Sixth           "           "       ....................................... October 1, 1947
           Seventh         "           "       ....................................... March 1, 1948
           Eighth   "      "           ............................................... October 1, 1948
           Ninth           "           "       ....................................... June 1, 1949
           Tenth           "           "       ....................................... November 1, 1949
           Eleventh        "           "       ....................................... September 1, 1950
           Twelfth         "           "       ....................................... December 1, 1951
           Thirteenth      "           "       ....................................... October 1, 1952
           Fourteenth      "           "       ....................................... May 1, 1954


and has heretofore made to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Mortgage by virtue of the merger of The Chase
National Bank of the City of New York into President and Directors of the Manhattan Company under the name of The Chase Manhattan Bank, further supplemental indentures supplementing and/or modifying the Original Indenture as follows:


                            Title                                                             Dated
                            -----                                                             -----

           Fifteenth Supplemental Indenture........................................... June 1, 1955
           Sixteenth            "           "      ................................... September 1, 1956
           Seventeenth          "           "      ................................... December 1, 1957
           Eighteenth           "           "      ................................... June 1, 1958
           Nineteenth           "           "      ................................... April 1, 1959
           Twentieth            "           "      ................................... September 1, 1960
           Twenty-First         "           "      ................................... June 1, 1961







           Twenty-Second Supplemental Indenture....................................... May 1, 1963
           Twenty-Third                "             "     ........................... December 1, 1963
           Twenty-Fourth               "             "     ........................... May 1, 1965
           Twenty-Fifth                "             "     ........................... February 1, 1967
           Twenty-Sixth                "             "     ........................... December 1, 1967
           Twenty-Seventh              "             "     ........................... January 1, 1969
           Twenty-Eighth               "             "     ........................... June 1, 1969
           Twenty-Ninth                "             "     ........................... April 1, 1970
           Thirtieth                   "             "     ........................... September 1, 1970
           Thirty-First                "             "     ........................... March 1, 1971
           Thirty-Second               "             "     ........................... September 1, 1971
           Thirty-Third                "             "     ........................... June 1, 1972
           Thirty-Fourth               "             "     ........................... July 1, 1974
           Thirty-Fifth                "             "     ........................... July 1, 1974
           Thirty-Sixth                "             "     ........................... February 1, 1975
           Thirty-Seventh              "             "     ........................... September 1, 1975
           Thirty-Eighth               "             "     ........................... November 1, 1975
           Thirty-Ninth                "             "     ........................... March 1, 1976
           Fortieth                    "             "     ........................... May 1, 1976
           Forty-First                 "             "     ........................... September 1, 1976
           Forty-Second                "             "     ........................... March 1, 1977
           Forty-Third                 "             "     ........................... March 1, 1978
           Forty-Fourth                "             "     ........................... May 1, 1978
           Forty-Fifth                 "             "     ........................... July 1, 1978
           Forty-Sixth                 "             "     ........................... April 1, 1979
           Forty-Seventh               "             "     ........................... October 1, 1979
           Forty-Eighth                "             "     ........................... July 1, 1980
           Forty-Ninth                 "             "     ........................... April 1, 1981
           Fiftieth "                  "             ................................. July 1, 1981
           Fifty-First                 "             "     ........................... July 1, 1981
           Fifty-Second                "             "     ........................... September 1, 1982
           Fifty-Third                 "             "     ........................... December 1, 1982
           Fifty-Fourth                "             "     ........................... June 1, 1983
           Fifty-Fifth                 "             "     ........................... June 1, 1984
           Fifty-Sixth                 "             "     ........................... September 1, 1984
           Fifty-Seventh               "             "     ........................... November 1, 1984
           Fifty-Eighth                "             "     ........................... December 1, 1984
           Fifty-Ninth                 "             "     ........................... April 1, 1986
           Sixtieth                    "             "     ........................... November 1, 1986
           Sixty-First                 "             "     ........................... June 1, 1987
           Sixty-Second                "             "     ........................... November 1, 1987
           Sixty-Third                 "             "     ........................... June 1, 1988
           Sixty-Fourth                "             "     ........................... February 1, 1989
           Sixty-Fifth                 "             "     ........................... June 1, 1989



                                        2





           Sixty-Sixth Supplemental Indenture......................................... March 1, 1990
           Sixty-Seventh         "             "      ................................ April 1, 1991
           Sixty-Eighth          "             "      ................................ March 1, 1992
           Sixty-Ninth           "             "      ................................ March 1, 1992
           Seventieth            "             "      ................................ March 1, 1992
           Seventy-First         "             "      ................................ July 1, 1992
           Seventy-Second        "             "      ................................ July 1, 1992
           Seventy-Third         "             "      ................................ August 1, 1992
           Seventy-Fourth        "             "      ................................ February 1, 1993
           Seventy-Fifth         "             "      ................................ April 1, 1993
           Seventy-Sixth         "             "      ................................ April 1, 1993
           Seventy-Seventh       "             "      ................................ June 1, 1993
           Seventy-Eighth        "             "      ................................ August 1, 1993
           Seventy-Ninth         "             "      ................................ August 1, 1993
           Eightieth             "             "      ................................ October 1, 1993
           Eighty-First          "             "      ................................ January 1, 1994
           Eighty-Second         "             "      ................................ January 1, 1994
           Eighty-Third          "             "      ................................ October 1, 1994
           Eighty-Fourth         "             "      ................................ March 1, 1995
           Eighty-Fifth          "             "      ................................ February 1, 1997


         The Original Indenture and such supplemental indentures are incorporated herein by this reference and the Original Indenture as so supplemented and modified is herein called the Mortgage.




                                        3




         First and Refunding Mortgage Bonds (the Bonds) are presently outstanding under the Mortgage as follows [as of February 27, 1998]:
                                                                                                  Principal
                        Series*                                                                    Amount*
                        -------                                                                    -------

      Series U, 5 1/8%, due February 1, 1997.................................................       $ 49,290,000
      Bonds of 1988, Series A, 9 3/8%, due June 1, 1998......................................        150,000,000
      Bonds of 1989, Series B, 8 7/8%, due June 1, 1999......................................        100,000,000
      Bonds of 1991, Series A, 8 3/4%, due April 1, 2021.....................................        100,000,000
      Bonds of 1992, Series B, 7 1/4%, due March 1  1997.....................................        250,000,000
      Bonds of 1992, Series C, 8%, due March 1, 2004.........................................        250,000,000
      Bonds of 1992, Series D, 7 5/8%, due July 1, 2007......................................        215,000,000
      Bonds of 1992, Series E, 7 3/8%, due July 1, 2002......................................        155,000,000
      Bonds of 1992, Series F, 6 1/4%, due August 1, 1998....................................         75,000,000
      Bonds of 1993, Series A, 7 1/4%, due February 1, 2023..................................        100,000,000
      Bonds of 1993, Series B, 6 5/8%, due April 1, 2003.....................................        200,000,000
      Bonds of 1993, Series C, 5 7/8%, due April 1, 2000.....................................        135,000,000
      Bonds of 1993, Series D, 7 1/2%, due June 1, 2023......................................        200,000,000
      Bonds of 1993, Series E, 6%, due August 1, 2001........................................        100,000,000
      Bonds of 1993, Series F, 6%, due August 1, 2002........................................        100,000,000
      Bonds of 1993, Series G, 6 3/4%, due October 1, 2023...................................        200,000,000
      Pollution Control Series 1994A, 5.45%, due January 1, 2024.............................         19,500,000
      Bonds of 1994, Series A, 7%, due January 1, 2024.......................................        125,000,000
      Bonds of 1994, Series B, 8 5/8%, due October 1, 2024...................................        200,000,000
      Bonds of 1995, Series A, 8 1/4%, due March 1, 2025.....................................        200,000,000
      Bonds of 1997, Series A, 6 3/4%, due February 1, 2007..................................        200,000,000

         (*Subject to deletion of retired series or portions thereof and addition of new series, as issued)

         Under the Mortgage, any new series of Bonds may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Mortgage (up to an aggregate amount of $5,000,000,000 outstanding at any one time without further authorization of the stockholder of the Company) and their terms may be described by a supplemental indenture executed by the Company and the Trustee.

         The Company proposes to create under the Mortgage, as hereby supplemented (the Indenture), a new series of Bonds to be designated First and Refunding Mortgage Bonds of 19__, Series __, __%, due________ __, ____, to bear interest from _______ __, 19__, and to be due _______ __, ____ and proposes to issue $______ aggregate principal amount of such Bonds.

         The aggregate principal amount of Bonds of the Company, issued or so to be issued and outstanding under the provisions of and secured by the Indenture, will then be $_______ , consisting of $_______ aggregate principal amount of Bonds presently outstanding and $_______ aggregate principal amount of Bonds of 19__, Series __, which are to be issued after the execution and delivery of this _____ Supplemental Indenture pursuant to Article 2 of the Original Indenture. Additional Bonds of certain series herein mentioned and additional Bonds of all other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

         The Company also desires to supplement the Mortgage and add new provisions thereto pursuant to the provisions of (S)13.01 of the Original Indenture.

         All conditions necessary to authorize the execution, delivery and recording of this ____ Supplemental Indenture and to make it a valid and binding indenture of mortgage for the security of the Bonds of the Company issued or to be issued under the Indenture have been done or performed.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH,

         That, in order further to secure equally and ratably the payment of the principal of and interest on the Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the covenants and conditions contained in the Indenture or in the Bonds, and for the purpose, among others, of confirming the lien of the Indenture, the Company, for and in consideration of the premises and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of One Dollar ($1.00) and of other valuable consideration to it duly paid by the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has executed and delivered these presents and does hereby grant, bargain, sell, convey, transfer, assign, mortgage, pledge and confirm to the Trustee and its successors in the trust created by the Indenture and to its and their assigns, [If specific property is to be mortgaged under the Supplemental Indenture -- the property hereinafter described, to wit:] [If no specific property is to be mortgaged under the Supplemental Indenture -- all property, real, personal and mixed, tangible and intangible, rights, privileges, franchises and immunities, now owned by the Company and within the Granting Clauses covering after-acquired property.

         But expressly excepting (unless and until hereafter mortgaged, pledged or assigned to the Trustee or otherwise made subject to the lien of the Indenture, or required so to be by any provision therein) all properties that would be excepted by clauses (A) through (H) of Part VI of the Granting Clauses of the Fourteenth Supplemental Indenture as if such clauses were herein set out in full.]

                       [DESCRIPTION OF MORTGAGED PROPERTY.

                                     PART I.

                                      LAND.

         All the tracts or parcels of land or interests in land, together with all the improvements thereon, and all rights, privileges and appurtenances thereunto belonging or in anywise appertaining, and all equipment, fixtures and apparatus, property, real, personal and mixed, used in connection therewith, whether attached to the freehold or not, conveyed to the Company as indicated in the tables below:

                                                        A.

                                                    IN VIRGINIA
                                                                                                 Recordation Data
                                                                                        -----------------------------------
                                                                                             Book                Page
        Grantor                     Recording Office               Date of Deed               No.                No.
-------------------------    ------------------------------    ---------------------    ---------------    ----------------






                                                        B.

                                                 IN [OTHER STATES]

                                                                                                 Recordation Data
                                                                                        -----------------------------------
                                                                                             Book                Page
        Grantor                     Recording Office               Date of Deed               No.                No.
-------------------------    ------------------------------    ---------------------    ---------------    ----------------






                                                     PART II.

                                                    FRANCHISES.

                  Grantor                                                                 Date Granted
---------------------------------------------                             --------------------------------------------









                                        6




                                                     PART III.

                                            ELECTRIC LINES AND SYSTEMS.

         All electric lines and systems now owned by the Company, including those described below:
                                                                                                     Length
          Beginning                                      Ending                                     in Miles
-------------------------------              ------------------------------              ------------------------------







                                    PART IV.

                                 OTHER PROPERTY.

         All other property, real, personal and mixed, tangible and intangible, now owned by the Company or hereafter acquired, except as herein excepted.



                                     PART V.

                                     INCOME.

         All tolls, revenues, earnings, income, rents, issues and profits of all property hereby mortgaged and conveyed.


                                    PART VI.

                              PROPERTIES EXCEPTED.

         But expressly excepting (unless and until hereafter mortgaged, pledged or assigned to the Trustee or otherwise made subject to the lien of the Indenture, or required so to be by any provision therein) all properties that would be excepted by clauses (A) through (H) of Part VI of the Granting Clauses of the Fourteenth Supplemental Indenture as if such clauses were herein set out in full.]

         TO HAVE AND TO HOLD all and singular the aforesaid property, rights, privileges, franchises and immunities, whether now owned or hereafter acquired, unto the Trustee, its successors in the trust created by the Indenture and its and their assigns forever:

         BUT IN TRUST NEVERTHELESS, for the further and equal pro rata benefit, security and protection of all present and future holders of the Bonds issued and to be issued under and secured by the Indenture, and to secure the payment of the principal of and interest on the Bonds thereon, in accordance with provisions of the Bonds and of the Indenture, without any discrimination, preference, priority or distinction as to lien or otherwise of any Bonds over any other Bonds, by reason of priority in time of the issue or negotiation thereof or otherwise howsoever, so that the principal and interest of every Bond shall be equally and ratably secured hereby as if all the Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Indenture, and to secure the performance of and compliance with the covenants and conditions of the Bonds and of the Indenture, and upon the trusts and for the uses and purposes and subject to the covenants, agreements, provisions and conditions set forth and declared in the Indenture.


                                   ARTICLE 1.

                            BONDS OF 19__, Series __.

         (S)1.01. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be designated as the Company's First and Refunding Mortgage Bonds of 19__, Series __, ___%, due ______ __, ____ (the Bonds of 19__, Series __).

         There are to be authenticated and delivered $________ principal amount of Bonds of 19__ Series __, and no further Bonds of 19__, Series __ shall be authenticated and delivered except upon exchange or transfer pursuant to (S)1.11 of the Original Indenture. The Bonds of 19__, Series __ shall be registered bonds, without coupons.

         The Bonds of 19__, Series __ shall be in substantially the form set out in Article 2 of the Twenty-Fifth Supplemental Indenture with such insertions, modifications and additions as may be required by the particular terms and provisions of this _______ Supplemental Indenture (and in particular this (S)1.01 and (S)1.04 hereof) for the Bonds of 19__, Series __.

         Each Bond of 19__, Series __ shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         All Bonds of 19__, Series __ shall be due on _______ __, ____, and shall bear interest at the rate of __% per annum, to be paid semi-annually on the first day of _____ and on the first day of _____ in each year until payment of the principal thereof. The principal, premium, if any, and interest on the Bonds of 19__, Series __, shall be payable in lawful money of the United States of America, at the office or agency of The Chase Manhattan Bank, or its successor in trust under the Indenture, in New York, New York. The

Regular Record Date for the payment of the interest payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to the Bonds of 19__, Series __ shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

         Definitive Bonds of 19__, Series __ may be issued in the denomination of $______, or any integral multiple thereof.

         (S)1.02. The Trustee shall, by virtue of its office as Trustee, be the Registrar and Transfer Agent of the Company for the purpose of registering and transferring Bonds of 19__, Series __. The Company shall cause to be kept at the office or agency of the Registrar books for such registration and transfer (the Bond Register) and will permit Bonds of 19__, Series __ to be transferred or registered thereon, in accordance with their terms and under such reasonable regulations as the Company may prescribe.

         Upon surrender for transfer of any Bonds of 19__, Series __ at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of 19__, Series __ of any authorized denominations, of a like aggregate principal amount.

         At the option of the registered holder, Bonds of 19__, Series __ may be exchanged for other Bonds of 19__, Series ___ of any authorized denominations, of a like aggregate principal amount, upon surrender of Bonds of 19__, Series __ to be exchanged at the office or agency of the Registrar. Whenever any Bonds of 19__, Series __ are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds of 19__, Series __ which the bondholder making the exchange is entitled to receive.

         All Bonds of 19__, Series __ issued upon any such transfer or exchange shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Bonds of 19__, Series __ surrendered upon such transfer or exchange.

         Every Bond of 19__, Series __ presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

         No service charge will be made for any transfer or exchange of Bonds of 19__, Series __, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         [The provisions of (S)1.06, (S)1.08 and (S)1.09 of the Original Indenture shall (not) be applicable to the Bonds of 19__, Series __.]

         The Company shall not be required (a) to issue, transfer or exchange any Bonds of 19__, Series __ during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all of the outstanding Bonds of 19__, Series __ and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Bonds of 19__, Series __ theretofore selected for redemption in whole or in part.

         (S)1.03. Reference is made to (S)1.03 of the Twenty-Fifth Supplemental Indenture for provisions concerning the procedure for the payment of interest on the Bonds of 19__, Series __.

         [(S)1.04. The Bonds of 19__, Series __ shall be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time, on or after _______ __, ____, at the percentages of the principal amount thereof specified in the following table under the heading "Regular Redemption Price". The Bonds of 19__, Series __ shall also be subject to redemption at the option of the Company, as a whole or in part, at any time or from time to time, on or after _____ __, ____, at the percentages of the principal amount thereof specified in the following table under the heading "Special Redemption Price", if redeemed (a) by the application of cash from the Maintenance and Improvement Fund provided by (S)3.01 of the Third Supplemental Indenture, (b) by the application of Funds in Escrow as defined in (S)6.02 of the Original Indenture or (c) as a whole within 12 months after acquisition of not less than a majority of the outstanding Common Stock of the Company by any municipality or governmental body, agency, instrumentality or authority, or any non-profit cooperative body, or any nominee thereof:

                            The redemption prices                                          The redemption prices
                               are as follows:                                                are as follows:
                   ---------------------------------------                        ---------------------------------------
  During the            Regular              Special               During the          Regular              Special
   12 Months          Redemption           Redemption              12 Months          Redemption           Redemption
   Beginning             Price                Price                Beginning            Price                Price
----------------   -----------------   -------------------      ----------------  ------------------   ------------------




together with any unmatured interest accrued to the Redemption Date, payable on surrender for redemption (the interest installment payable on the Redemption Date, if such date is an Interest Payment Date, to be paid to the holder of record at the close of business on the Regular Record Date for such Interest Payment Date).

         [But prior to ______ __, ____, the Company may not redeem any of the Bonds of 19__, Series __, directly or indirectly from or in anticipation of moneys borrowed involving an interest cost to the Company (calculated in accordance with accepted financial practice) of less than __% per year.]

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder at his address appearing in the Bond Register and shall contain the information required by (S)3.02 of the Original Indenture. There need be no publication of such notice despite the provisions of such (S)3.02.

         [The Company shall not redeem, purchase or otherwise acquire for a consideration any of the Bonds of 19__, Series __, except by redemption thereof pursuant to this (S)1.04.]

         [No supplemental indenture entered into pursuant to (S)14.01 of the Original Indenture shall amend or otherwise modify any provision contained in this (S)1.04 (other than provisions regarding the manner, form and timing of notice pursuant to the second paragraph of this (S)1.04) without the consent of all the holders of Bonds of 19__, Series __, then outstanding; nor shall any default by the Company in the performance of its obligations under this (S)1.04 (other than the manner, form and timing of notice pursuant to the second paragraph of this (S)1.04), and the consequences thereof, be waived pursuant to
(S)7.24 of the Original Indenture without like consent.]]

         [(S)1.05. Irrespective of any provision of the Indenture or of the Bonds of 19__, Series __ to the contrary, so long as any purchaser under one of the Purchase Agreements (as hereinafter defined), or a nominee thereof, shall be a registered holder of any of the Bonds of 19__, Series __, or if any other institutional investor or its nominee or nominees shall at any time be the registered holder or holders of at least __% of the aggregate principal amount of Bonds of 19__, Series __ then outstanding, payment of principal of and interest on any Bond of 19 __, Series __ of which such purchaser or its nominee or such other institutional investor or its nominee is the registered holder shall be made, without presentation thereof, by check payable to the order of such holder mailed to its address as it appears on the Bond Register maintained in accordance with (S)1.02 hereof on the Interest Payment Date or (in the case of a redemption in part only of any Bond of 19__, Series __ of which such purchaser or its nominee or such other institutional investor or its nominee is the registered holder) the Redemption Date, as the case may be, or to such other person and address and by such other manner as may be specified by such purchaser or other institutional investor in Schedule 1 to the Purchase Agreements, or otherwise, in a written order filed with the Company at least five days prior to the Interest Payment Date or (in the case of a redemption in part only of any Bond of 19__, Series __ of which such purchaser or its nominee or such other institutional investor or its nominee is the registered holder) the Redemption Date, as the case may be. As a condition to making any such payment, there shall be filed with the Trustee by such purchaser or other institutional investor an agreement (designating its nominee or nominees, if any, and which, in the case of such purchaser, shall be a copy of its Purchase Agreement referred to in the penultimate paragraph of this (S)1.05) that prior to the delivery by it upon disposition of any such Bond of 19__, Series __ so redeemed in part it will make an appropriate endorsement thereon as to all payments on account of principal thereof.]

         [The indemnity agreement of any such purchaser or any such other institutional investor, without security therefor, shall constitute sufficient indemnity to the Company and the Trustee for the purposes of (S)1.11 of the Original Indenture.]

         [Any provision of the Indenture or of the Bonds of 19__, Series __ to the contrary notwithstanding, so long as any such purchaser or its nominee shall be a registered holder of any of the Bonds of 19__, Series __ or any such institutional investor or its nominee shall be a registered holder of at least __% of the aggregate principal amount of the Bonds of 19__, Series __, then outstanding, in case of the redemption in part only of the Bonds of 19__, Series __, the

Trustee shall prorate the principal amount of such Bonds to be redeemed among all such Bonds in proportion to the outstanding principal amount thereof (treating as one Bond all of the Bonds held by registered holders who are not such purchasers or institutional investors or who are such institutional investors and hold less than __% of the aggregate principal amount of the Bonds of 19__, Series __ then outstanding) and shall then designate for redemption particular Bonds of such series or portions thereof (of $1,000 or any integral multiple thereof) equal to the principal amount of Bonds to be redeemed so prorated; provided, however, that in any such prorating pursuant to this paragraph, the Trustee shall, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any one or more Bonds, as may be required to provide that the principal amount so prorated shall be in each instance an integral multiple of $1,000; and provided, further, that, in case of such a redemption pursuant to the final sentence of the first paragraph of (S)1.04 hereof, the Trustee shall not prorate the principal amount of Bonds of 19__, Series __ to be so redeemed among all Bonds of such series but shall designate for redemption particular Bonds of such series or portions thereof (of $1,000 or any integral multiple thereof) held by any registered holder opting for such redemption in accordance with such holder's instructions contained in the notice of redemption given by such holder to the Trustee pursuant to the second paragraph of (S)1.04 hereof.]

         [In the case of any such purchaser or institutional investor which acquires Bonds of 19__, Series __, with funds of a separate account, as such term is defined in Section 3 of ERISA, or guaranteed fund, such holder shall, with respect to each such separate account or guaranteed fund, be treated as a separate registered holder of Bonds of 19__, Series __, for the purposes of the Indenture.]

         [As hereinabove used, the term "Underwriting Agreement" shall mean the [several] Underwriting Agreement[s], [each] dated ______, 19__, between the Company and the purchaser[s] named in Schedule I thereto providing for the original issuance and sale by the Company of the Bonds of 19__, Series __, true and correct copies of such Underwriting Agreement, certified as such by the Corporate Secretary or an Assistant Corporate Secretary of the Company, having been lodged with the Trustee and being available for inspection at its principal corporate trust office.]

         [No supplemental indenture entered into pursuant to (S)14.01 of the Original Indenture shall amend or otherwise modify any provision contained in this (S)1.05 without the consent of all the holders of Bonds of 19__, Series __ whose rights or obligations under this (S)1.05 would be affected by such amendment or modification; nor shall any default by the Company in the performance of its obligations under this (S)1.05, and the consequences thereof, be waived pursuant to (S)7.24 of the Original Indenture, without like consent.]

         [(S)1.06. The Company covenants that on depositing or leaving with the Trustee funds for the payment of the principal and premium (if any) and interest on any Bonds of 19__, Series ___ when the same become due, either at maturity or otherwise, [or at the date fixed for redemption thereof, pursuant to (S)3.03 or
(S)10.03 of the Original Indenture], it will make effective arrangements with the Trustee whereby such funds will be immediately available for payment to the holder of such Bonds, and prior to, or within 5 days after, so depositing or leaving such funds, will give a notice, to be given as in the case of a notice of redemption of Bonds of 19__, Series __, stating that such funds have been or will be deposited or left with the Trustee and are or thereupon will be immediately so available for payment to the holders of such Bonds and, as full compliance with this Section, shall deliver to the Trustee proof satisfactory to the Trustee that such notice has been given, or that arrangements have been made insuring that such notice will be given, or a written instrument executed by the Company under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Company. In the case of a redemption of Bonds of 19__, Series __, such notice may be a part of any redemption notice published or given prior to or within such 5-day period after any such deposit or leaving of such funds.]


                                   [ARTICLE 2.

                     PROVISIONS SUPPLEMENTING THE MORTGAGE.

         (S)2.01.  [Insert applicable provisions.]]


                                   [ARTICLE 3.

                      ADDITIONAL COVENANTS OF THE COMPANY.

         (S)3.01.  [Insert applicable provisions.]]


                                  ARTICLE [4].

                            MISCELLANEOUS PROVISIONS.

         (S)[4].01. All references herein to any article, section or provision of the Original Indenture or any supplemental indenture refer to such article, section or provision as heretofore supplemented and modified and as hereby further supplemented and modified, unless, in any case, the context otherwise requires. Terms used but not defined herein are used as defined in the Mortgage.

         (S)[4].02. The recitals in this _________ Supplemental Indenture except the recital of the succession of The Chase Manhattan Bank (National Association) (formerly The Chase Manhattan Bank) to The Chase National Bank of the City of New York are made by the Company only and not by the Trustee, and all of the provisions contained in the Mortgage in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Bonds of 19__, Series __ and of this ________ Supplemental Indenture as fully and with like effect as if set forth herein in full.

         (S)[4].03. As heretofore supplemented and modified and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this _______ Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         (S)[4].04. Although this _______ Supplemental Indenture is dated for convenience and for the purpose of reference _____ __, ____, the actual dates of execution by the Company and by the Trustee are indicated by their respective acknowledgements hereto annexed.

         (S)[4].05. In order to facilitate the recording or filing of this _______ Supplemental Indenture, it may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf, and its corporate seal to be hereunto affixed and attested, by its duly authorized officers, all as of the day and year first above written.

                                          VIRGINIA ELECTRIC AND POWER COMPANY,

[SEAL]
                                          By
                                            -----------------------------------

                                                Vice President

Attest:


------------------------------
Assistant Corporate Secretary

                                          THE CHASE MANHATTAN BANK,

[SEAL]
                                          By
                                            -----------------------------------
                                                Vice President

Attest:

------------------------------
Assistant Secretary

COMMONWEALTH OF VIRGINIA:                            )
                                                     ) SS.:
CITY OF RICHMOND:                                    )


(West
Virginia)

(North
Carolina)

                  I, __________, a notary public duly qualified, commissioned, sworn and acting in and for the City and Commonwealth aforesaid, hereby certify that on this _____ day of ______, ____:

(Virginia)        _____________ and _________________, whose names as Vice
(Maryland)        President and Assistant Corporate Secretary of VIRGINIA
                  ELECTRIC AND POWER COMPANY, a corporation, are signed to the writing above, bearing date on the _____ day of ______, ____ have acknowledged the same before me in my City aforesaid; and

                  ______________, who signed the writing above and hereto annexed bearing date bearing date on the ____ day of ______, ____ for VIRGINIA ELECTRIC AND POWER COMPANY, has in my said City, before me, acknowledged said writing to be the act and deed of said corporation; and

                  ______________ personally came before me and acknowledged that he is Assistant Corporate Secretary of VIRGINIA ELECTRIC AND POWER COMPANY, a corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Vice President, sealed with its corporate seal, and attested by himself as its Assistant Corporate Secretary. My commission expires:
                  ____________, ____


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ____ day of _________, ____.



                                            Notary Public

[SEAL]

STATE OF NEW YORK:                          )
                                            ) SS.:
COUNTY OF NEW YORK:                         )

                  I, _________, a notary public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that on this ____ day of _______, ____:

(Virginia)        ___________ and ___________, whose names as Vice President and
(Maryland)        Assistant Secretary of THE CHASE MANHATTAN BANK, a
                  corporation, are signed to the writing above, bearing date on the ____ day of _____ , ____ have acknowledged the same before me in my County aforesaid; and

(West             ____________, who signed the writing above and hereto annexed
Virginia)         bearing date on the ____ day of _______, ____ for THE CHASE
                  MANHATTAN BANK, has in my said County, before me, acknowledged said writing to be the act and deed of said corporation; and

(North            _____________ personally came before me and acknowledged that
Carolina)         he is Assistant Secretary of THE CHASE MANHATTAN BANK,
                  a corporation, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by a Vice President, sealed with its corporate seal, and attested by himself as its Assistant Secretary.

                  My commission expires: ____________, ____

                 IN WITNESS WHEREOF, I have hereunto set my hand and official seal this ______ day of _________, ____.



                                  Notary Public

[SEAL]